STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

KENNETH WILLIAMS

Job:C20150611-0981
June 11, 2015

Special Handling Instructions:
EXP/DESG EMAILED 06/11/15 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Designation	20150265518-85	6/11/2015 10:50:25 AM	1	$175.00	$175.00
24 Hour Expedite	20150265518-85	6/11/2015 10:50:25 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	141778|15061177227380	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

KENNETH WILLIAMS

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20150265518-85**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **06/11/2015 10:50 AM**
	Entity Number **C8634-1988**

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Medican Enterprises Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The corporation's Preferred Shares shall be convertible into common shares at a ratio of 10,000 common shares for each single preferred share with this ratio never to be adjusted. These preferred shares shall not be subject to any dilution or the effects as a result of any reverse splits. Further these shares shall have voting rights valued as if converted at the above-stated ratio but without the need to do so but shall, in no event, be allowed to out-vote Kenneth Williams at any time that he serves as a director of the corporation. The authorized Preferred Shares are 5,000,000 with a par value $0.001.

3. Effective date of filing: (optional) June 11, 2015

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer
Kenneth Williams

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.